UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2005
VISTACARE, INC.

(Exact name of registrant as specified in its chapter)

Delaware	000-50118	06-1521534
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4800 North Scottsdale Road,
Suite 5000
Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 648-4545
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On September 29, 2005, VistaCare, Inc. issued a press release discussing the expected impact on its fiscal year 2005 revenue due to a lower than expected 2005 hospice Cap amount as calculated by the Centers for Medicare and Medicaid Services. A copy of the press release is attached as Exhibit 99.1 to this report and is herein incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits:

99.1	Registrant’s press release, dated September 29, 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.
Date: September 30, 2005	By:	/s/ Stephen Lewis
		Name:	Stephen Lewis
		Title:	Secretary